UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2023

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 3, 2023, EnerSys held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders of EnerSys voted on the following proposals stated in the Proxy Statement dated June 22, 2023.

The proposals voted on by the stockholders of EnerSys at the Annual Meeting were as follows:

Proposal No. 1: The stockholders elected the following director nominees to the Board of Directors, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Caroline Chan	29,882,651	5,329,074	20,698	990,016
Steven M. Fludder	29,305,795	5,905,091	21,538	990,016
Paul J. Tufano	34,770,242	433,322	28,860	990,016
Rudolph Wynter	33,941,057	1,269,856	21,511	990,016

Proposal No. 2: The stockholders approved, ratified and adopted the EnerSys 2023 Equity Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

32,761,112	2,451,255	20,056	990,016

Proposal No. 3: The stockholders ratified the appointment of Ernst & Young LLP as EnerSys’ independent registered public accounting firm for the fiscal year ending March 31, 2024, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

33,713,128	2,486,450	22,861	0

Proposal No. 4: The stockholders approved the advisory vote to approve EnerSys’ named executive officer compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

33,624,436	1,583,183	24,804	990,016

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: August 4, 2023	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer